Exhibit 99.1

Cars.com Reports First Quarter 2025 Results

Delivered Q1 Revenue of $179 Million, Driven by OEM and National Revenue Growth of 6% YoY

Reached 19,250 Dealer Customers, Reflecting Strong Solutions Adoption

Achieved New Quarterly Record of 29 Million Average Monthly Unique Visitors

Repurchased 1.6 Million Shares

CHICAGO, May 8, 2025 -- Cars.com Inc. (NYSE: CARS) (d/b/a “Cars Commerce Inc.” or the “Company”), an audience-driven technology company empowering the automotive industry, today released its financial results for the first quarter ended March 31, 2025.

“We were encouraged to see growing momentum across our core marketplace and solutions portfolio as the first quarter progressed. Dealer count improvement, coupled with record unique visitors to Cars.com, signal that we are winning share in our key end markets at a critical time when the automotive industry is seeking trusted, efficient, and highly effective tools to cut through external noise,” said Alex Vetter, Chief Executive Officer of Cars Commerce. “As laid out at the start of the year, our priority in the second quarter is to reaccelerate dealer revenue growth by advancing growth initiatives, such as marketplace and website repackaging and increasing adoption of used car products. Simultaneously, we have also taken steps to actively manage costs in light of elevated uncertainty in the external environment. We expect to continue delivering strong Adjusted EBITDA margins over the next several quarters. Our goals and strategic vision remain unchanged, and we are focused on executing our 2025 roadmap while staying responsive to evolving operating conditions.”

Q1 2025 Financial Highlights

(in thousands, except per share data)	Quarter Ended March 31,
	2025	2024	Change %
Total Revenue	$ 179,024	$ 180,176	(1%)
Net (loss) income	(2,013)	784	NM
Adjusted net income	23,956	28,663	(16%)
Adjusted EBITDA	50,721	52,673	(4%)
Net (loss) income per diluted share	(0.03)	0.01	NM
Adjusted net income per diluted share	0.37	0.43	(14%)

NM = Not meaningful

Q1 2025 Key Metrics and Operational Highlights

(in millions, except dealer data)	Quarter Ended
	March 31, 2025	December 31, 2024	March 31,	Change %	Change % Y/Y
Average Monthly Unique Visitors	29.0	23.1	28.3	26%	3%
Traffic (“Visits”)	170.1	143.8	171.4	18%	(1%)
Monthly Average Revenue Per Dealer (“ARPD”)	$ 2,473	$ 2,475	$ 2,505	NM	(1%)
Dealer Customers	19,250	19,206	19,381	NM	(1%)

NM = Not meaningful

•
Average Monthly Unique Visitors set a new record in the first quarter, exceeding 29.0 million and up 3% year-over-year from strategic shifts in marketing investments, which also helped capture strong demand from shoppers who accelerated vehicle purchases late in the quarter likely due to tariff uncertainty
•
Dealer Customers grew to 19,250, up over 40 dealers quarter-over-quarter, returning to sequential growth
•
AccuTrade appraisals of 813,000 grew 16% quarter-over-quarter and 31% year-over-year, a meaningful increase in utilization as customer engagement continues to improve
•
DealerClub grew active users by over 60% and nearly doubled the volume of completed auctions from February to March following its acquisition in January 2025

“Our complete used car solution is uniquely positioned to help dealers acquire the right car at the right price amid rising competition for inventory. AccuTrade enables service lane acquisitions from consumers, an important and underutilized source of inventory that generates as much as $2,700 in additional profit per unit by eliminating transport and other fees and uncovering hidden reconditioning costs,” said Vetter. “DealerClub is also seeing early success from users seeking a transparent and high-quality alternative to traditional wholesale auctions. Adoption of these solutions is timely given recently lowered vehicle production outlook in 2025, and also reinforces our platform advantage in simplifying dealership operations.”

Q1 2025 Results

Revenue for the first quarter totaled $179.0 million, down slightly compared to the prior year period. Subscription-based Dealer revenue was down 2% year-over-year, impacted by continuing macroeconomic-related pressures on dealers’ marketing and advertising spend, which was partially offset by solutions adoption across websites and appraisal technology. OEM and National revenue grew 6% year-over-year as automakers continue to compete for consumer awareness and purchasing consideration.

Total operating expenses for the first quarter were $172.6 million, compared to $167.4 million for the prior year period. Operating expenses included costs associated with the January 2025 acquisition of DealerClub, which were absent in the prior year period. In addition, General and administrative expenses included higher severance-related costs, partially offset by lower costs associated with our amended headquarters office lease, as compared to the prior year period. Adjusted operating expenses for the quarter were $155.3 million, flat compared to the prior year period from disciplined cost management.

Net loss for the first quarter was ($2.0) million, or ($0.03) per diluted share, compared to Net income of $0.8 million, or $0.01 per diluted share, in the first quarter of 2024. The change in Net (loss) income is primarily attributable to severance costs related to targeted headcount reductions in the first quarter. Adjusted net income for the quarter was $24.0 million, or $0.37 per diluted share, compared to $28.7 million, or $0.43 per diluted share a year ago. Adjusted EBITDA for the first quarter totaled $50.7 million, or 28.3% of revenue.

Cash Flow and Balance Sheet

Net cash provided by operating activities for the first quarter was $29.5 million, compared to $33.5 million in the prior year. Free cash flow for the first quarter totaled $23.7 million, compared to $27.5 million in the prior year, and reflected Adjusted EBITDA performance for the period.

The Company’s total debt outstanding was $460.0 million as of March 31, 2025. The Company’s total net leverage (as defined in the Company’s credit facility) was 2.1x as of March 31, 2025, within its target total net leverage range of 2.0x to 2.5x. Total liquidity as of March 31, 2025 was $321.4 million, which is defined as Cash and cash equivalents of $31.4 million and revolver capacity of $290.0 million.

Share Repurchases

The Company executed on its capital allocation strategy with the repurchase of 1.6 million shares of common stock for $21.5 million in the first quarter. The Company continues to target share repurchases totaling $60 to $70 million for 2025, demonstrating its commitment to return capital to shareholders.

“We were pleased to deliver strong Adjusted EBITDA margin that exceeded our first quarter guidance range, driving efficiencies in the business while supporting ongoing growth investments and deepening our product differentiation,” said Sonia Jain, Chief Financial Officer of Cars Commerce. “Looking ahead, we have confidence that our asset-light model and robust balance sheet and free cash flow generation put us in a strong position to execute our strategy for the remainder of the year.”

Second Quarter 2025 and FY 2025 Outlook

While OEM and dealer partners remain committed to investments in Cars Commerce solutions, it is likely that the magnitude and timing of some spending will continue to shift until the macroeconomic environment stabilizes. In light of this heightened volatility and uncertainty related to the automotive industry outlook and tariff impacts, the Company is suspending full year 2025 revenue guidance and will provide an update when visibility improves. The Company’s 2025 growth initiatives remain intact, which include driving product adoption, broad-based repackaging efforts, and continued product innovation.

Additionally, the Company is reaffirming Full Year Adjusted EBITDA margin guidance of 29% to 31% and expects Adjusted EBITDA margins in the second quarter of 2025 to be between 27% and 29%. Adjusted EBITDA margin guidance reflects the Company’s confidence in managing operating levers across a range of macroeconomic scenarios.

Q1 2025 Earnings Call

As previously announced, management will hold a conference call and webcast today at 8:00 a.m. CT. This webcast may be accessed at the Cars Commerce Investor Relations website, investor.cars.com. An archive of the webcast will be available at investor.cars.com following the conclusion of the call.

About Cars Commerce

Cars Commerce is an audience-driven technology company empowering the automotive industry. The Company simplifies everything about car buying and selling with powerful products, solutions and AI-driven technologies that span pretail, retail and post-sale activities – enabling more efficient and profitable retail operations. The Cars Commerce platform is organized around four industry-leading brands: the flagship automotive marketplace and dealer reputation site Cars.com, award-winning technology and digital retail technology and marketing services from Dealer Inspire, essential trade-in and appraisal technology from AccuTrade, a reputation-based dealer-to-dealer wholesale auction from DealerClub and exclusive in-market media solutions from the Cars Commerce Media Network. Learn more at www.carscommerce.inc.

Non-GAAP Financial Measures

This earnings release discusses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net (loss) income, Free Cash Flow and Adjusted Operating Expenses. These financial measures are not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These financial measures are presented as supplemental measures of operating performance because the Company believes they provide meaningful information regarding the Company’s performance and provide a basis to compare operating results between periods. In addition, the Company uses Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA also is used as a performance measure under the Company’s credit agreement and includes adjustments such as the items defined below and other further adjustments, which are defined in the credit agreement. These non-GAAP financial measures are frequently used by the Company’s lenders, securities analysts, investors and other interested parties to evaluate companies in the Company’s industry.

While a reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, the Company has provided a reconciliation of non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP in this earnings release, see "Non-GAAP Reconciliations" below.

Other companies may define or calculate these measures differently, limiting their usefulness as comparative measures. Because of these limitations, non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Definitions of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures are presented in the tables below.

The Company defines Adjusted EBITDA as net income (loss) before (1) interest expense, net, (2) income tax (benefit) expense, (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) unrealized mark-to-market adjustments and cash transactions related to derivative instruments, (7) unrealized foreign currency exchange gains and losses, and (8) certain other items, such as transaction-related items, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets.

Transaction-related items result from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions, including, without limitation, (1) transaction-related bonuses and (2) expenses for advisors and representatives such as investment bankers, consultants, attorneys and accounting firms. Transaction-related items may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees, consulting, compensation and other incremental costs associated with integration projects, fair value changes to contingent considerations and amortization of deferred revenue related to the AccuTrade acquisition.

The Company defines Adjusted Net Income as GAAP net (loss) income excluding, net of their related tax effects: (1) amortization of intangible assets, (2) stock-based compensation expense, (3) unrealized mark-to-market adjustments and cash transactions related to derivative instruments, (4) unrealized foreign currency exchange gains and losses, and (5) certain other items, such as transaction-related costs, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets.

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures, including purchases of property and equipment and capitalization of internally developed technology.

The Company defines Adjusted Operating Expenses as total operating expenses adjusted to exclude stock-based compensation, write-off and impairments of goodwill, intangible assets, long-lived assets, severance, transformation and other exit costs and transaction-related items.

Key Metric Definitions

Average Monthly Unique Visitors (“UVs”) and Traffic (“Visits”). The Company defines UVs in a given month as the number of distinct visitors that engage with its platform during that month. Visitors are identified when a user first visits an individual Cars.com property on an individual device/browser combination or installs one of its mobile apps on an individual device. If a visitor accesses more than one of its web properties or apps or uses more than one device or browser, each of those unique property/browser/app/device combinations counts toward the number of UVs. Traffic is defined as the number of visits to Cars.com desktop and mobile properties (responsive sites and mobile apps). The Company measured UVs and Traffic via RudderStack. These metrics do not include traffic to Dealer Inspire, D2C Media, or DealerClub websites.

Monthly Average Revenue Per Dealer ("ARPD"). The Company believes that its ability to grow ARPD is an indicator of the value proposition of its platform. The Company defines ARPD as Dealer revenue, excluding digital advertising services and DealerClub, during the period divided by the monthly average number of Dealer Customers during the same period.

Dealer Customers. Dealer Customers represent dealerships using the Company’s products as of the end of each reporting period. Each physical or virtual dealership location is counted separately, whether it is a single-location proprietorship or part of a large, consolidated dealer group. Multi-franchise dealerships at a single location are counted as one dealer. Dealer Customer metrics do not include DealerClub.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical facts are forward-looking statements. These statements often use words such as “believe,” “expect,” “project,” “anticipate,” “outlook,” “intend,” “strategy,” “plan,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” “mission,” “strive,” “more,” “goal” or similar expressions. Forward-looking statements are based on our current expectations, beliefs, strategies, estimates, projections and assumptions, experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments, and other factors we think are appropriate. Such forward-looking statements are based on estimates and assumptions that, while considered reasonable by Cars Commerce and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. While Cars Commerce and its management make such statements in good faith and believe such judgments are reasonable, you should understand that these statements are not guarantees of future strategic action, performance or results. Our actual results, performance, achievements, strategic actions or prospects could differ materially from those expressed or implied by these forward-looking statements. Given these uncertainties, you should not rely on forward-looking statements in making investment decisions. When we make comparisons of results between current and prior periods, we do not intend to express any future trends, or indications of future performance, unless expressed as such, and you should view such comparisons as historical data. Whether or not any such forward-looking statement is in fact achieved will depend on future events, some of which are beyond our control.

Forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results and strategic actions to differ materially from those expressed in the forward-looking statements contained in this press release. For a detailed discussion of many of these and other risks and uncertainties, see “Part I, Item 1A., Risk Factors” and “Part II, Item 7., Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025 and our other filings filed with the SEC and available on our website at investor.cars.com or via EDGAR at www.sec.gov.

You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties. The forward-looking statements contained in this press release are based only on information currently available to us and speak only as of the date of this press release. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. The forward-looking statements in this report are intended to be subject to the safe harbor protection provided by the federal securities laws.

Cars Commerce Investor Relations Contact:

Katherine Chen

ir@carscommerce.inc

408.768.6847

Cars Commerce Media Contact:

Marita Thomas

mthomas@carscommerce.inc

312.601.5692

Cars.com Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Dealer	$159,144	$161,815
OEM and National	16,279	15,307
Other	3,601	3,054
Total revenue	179,024	180,176
Operating expenses:
Cost of revenue and operations	30,939	29,962
Product and technology	28,478	28,085
Marketing and sales	60,225	59,163
General and administrative	25,883	22,857
Depreciation and amortization	27,039	27,365
Total operating expenses	172,564	167,432
Operating income	6,460	12,744
Nonoperating expenses:
Interest expense, net	(7,668)	(8,321)
Other expense, net	(25)	(3,603)
Total nonoperating expense, net	(7,693)	(11,924)
(Loss) income before income taxes	(1,233)	820
Income tax expense	780	36
Net (loss) income	$(2,013)	$784
Weighted-average common shares outstanding:
Basic	64,467	66,318
Diluted	64,467	67,291
(Loss) earnings per share:
Basic	$(0.03)	$0.01
Diluted	(0.03)	0.01

Cars.com Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2025	December 31, 2024
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$31,435	$50,673
Accounts receivable, net	130,973	133,741
Prepaid expenses	11,931	13,782
Other current assets	8,391	16,134
Total current assets	182,730	214,330
Property and equipment, net	36,517	40,704
Goodwill	165,248	143,279
Intangible assets, net	571,006	585,690
Deferred tax assets	101,259	100,530
Investments and other assets, net	26,923	27,332
Total assets	$1,083,683	$1,111,865
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$29,415	$33,498
Accrued compensation	28,212	36,295
Other accrued liabilities	53,325	47,092
Total current liabilities	110,952	116,885
Noncurrent liabilities:
Long-term debt, net	455,591	455,288
Deferred tax liabilities	6,798	6,773
Other noncurrent liabilities	20,427	21,434
Total noncurrent liabilities	482,816	483,495
Total liabilities	593,768	600,380
Commitments and contingencies
Stockholders' equity:
Preferred Stock at par, $0.01 par value; 5,000 shares authorized; no shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Common Stock at par, $0.01 par value; 300,000 shares authorized; 63,710 and 64,391 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	637	643
Additional paid-in capital	1,454,891	1,473,986
Accumulated deficit	(963,559)	(961,546)
Accumulated other comprehensive loss	(2,054)	(1,598)
Total stockholders' equity	489,915	511,485
Total liabilities and stockholders' equity	$1,083,683	$1,111,865

Cars.com Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(2,013)	$784
Adjustments to reconcile Net (loss) income to Net cash provided by operating activities:
Depreciation	9,661	6,360
Amortization of intangible assets	17,378	21,005
Stock-based compensation	8,334	7,074
Deferred income taxes	(343)	4,426
Provision for doubtful accounts	359	741
Amortization of debt issuance costs	473	738
Unrealized (gain) loss on foreign currency denominated transactions	(12)	1,009
Changes in fair value of contingent consideration	—	2,554
Other, net	958	217
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	2,410	(1,155)
Prepaid expenses and other assets	970	(5,531)
Accounts payable	(4,696)	3,294
Accrued compensation	(8,420)	(13,585)
Other liabilities	4,396	5,537
Net cash provided by operating activities	29,455	33,468
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(24,422)	—
Capitalization of internally developed technology	(4,984)	(5,305)
Purchase of property and equipment	(811)	(708)
Proceeds from sale of equity investment	9,481	—
Net cash used in investing activities	(20,736)	(6,013)
Cash flows from financing activities:
Proceeds from Revolving Loan borrowings	10,000	—
Payments of Revolving Loan borrowings and long-term debt	(10,000)	(10,000)
Payments for stock-based compensation plans, net	(5,849)	(8,357)
Repurchases of common stock	(21,538)	(9,096)
Payments of contingent consideration	—	(7,750)
Net cash used in financing activities	(27,387)	(35,203)
Effect of exchange rate changes on Cash and cash equivalents	(570)	(87)
Net decrease in Cash and cash equivalents	(19,238)	(7,835)
Cash and cash equivalents at beginning of period	50,673	39,198
Cash and cash equivalents at end of period	$31,435	$31,363
Supplemental cash flow information:
Cash paid for income taxes	$1,321	$1,168
Cash paid for interest	1,164	2,566

Cars.com Inc.
Non-GAAP Reconciliations
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net (loss) income to Adjusted EBITDA

	Three Months Ended March 31,
	2025	2024
Net (loss) income	$(2,013)	$784
Interest expense, net	7,668	8,321
Income tax expense	780	36
Depreciation and amortization	27,039	27,365
Stock-based compensation, including related payroll tax expense	8,703	7,950
Transaction-related and other one-time items	8,519	7,169
Non-operating foreign exchange loss	25	1,048
Adjusted EBITDA	$50,721	$52,673

Reconciliation of Net (loss) income to Adjusted Net income

	Three Months Ended March 31,
	2025	2024
Net (loss) income	$(2,013)	$784
Stock-based compensation, including related payroll tax expense	8,703	7,950
Amortization of intangible assets	17,378	21,005
Transaction-related items	2,930	6,143
Non-operating foreign exchange loss	25	1,048
Other one-time items	5,589	1,026
Income tax impact of adjustments	(8,656)	(9,293)
Adjusted net income	$23,956	$28,663

Adjusted net income per share, diluted	$0.37	$0.43
Weighted-average common shares outstanding, diluted*	65,137	67,291

* Weighted-average common shares outstanding, diluted, includes shares excluded from GAAP loss per share due to the net loss position for the three months ended March 31, 2025.

Reconciliation of Net cash provided by operating activities to Free cash flow

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$29,455	$33,468
Capitalization of internally developed technology	(4,984)	(5,305)
Purchase of property and equipment	(811)	(708)
Free cash flow	$23,660	$27,455

Reconciliation of Operating expenses to Adjusted operating expenses for the Three Months Ended March 31, 2025:

	As Reported	Adjustments (1)	Stock-Based Compensation	As Adjusted
Cost of revenue and operations	$30,939	$—	$(178)	$30,761
Product and technology	28,478	—	(2,513)	25,965
Marketing and sales	60,225	(41)	(2,187)	57,997
General and administrative	25,883	(8,478)	(3,825)	13,580
Depreciation and amortization	27,039	—	—	27,039
Total operating expenses	$172,564	$(8,519)	$(8,703)	$155,342

Total nonoperating expense, net	$(7,693)	$25	$—	$(7,668)

(1) Includes transaction related items, unrealized gains and losses on foreign currency denominated transactions, severance, transformation and other exit costs, and write-off of long-lived assets and other.

Reconciliation of Operating expenses to Adjusted operating expenses for the Three Months Ended March 31, 2024:

	As Reported	Adjustments (1)	Stock-Based Compensation	As Adjusted
Cost of revenue and operations	$29,962	$—	$(329)	$29,633
Product and technology	28,085	—	(2,781)	25,304
Marketing and sales	59,163	(44)	(1,221)	57,898
General and administrative	22,857	(4,570)	(3,619)	14,668
Depreciation and amortization	27,365	—	—	27,365
Total operating expenses	$167,432	$(4,614)	$(7,950)	$154,868

Total nonoperating expense, net	$(11,924)	$3,603	$—	$(8,321)

(1) Includes transaction related items, unrealized gains and losses on foreign currency denominated transactions, severance, transformation and other exit costs, and write-off of long-lived assets and other.